BRE CORPORATE NEWS Investor Contact: Edward F. Lange, Jr., 415.445.6559 Media Contact: Thomas E. Mierzwinski, 415.445.6525

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BRE PROPERTIES APPOINTS HENRY L. HIRVELA AS CHIEF FINANCIAL OFFICER

April 22, 2008 (San Francisco) - BRE Properties, Inc. (NYSE:BRE) today announced the appointment of Henry L. Hirvela to executive vice president and chief financial officer, effective May 1, 2008. Hirvela succeeds Edward F. Lange, Jr., who was promoted to chief operating officer in 2007.

Hirvela, 56, will be responsible for all corporate-related accounting, treasury and finance activities; investor relations; capital formation; internal audit and Sarbanes-Oxley compliance; and information technology services.

“We are pleased to welcome Henry Hirvela to BRE’s executive team. Henry’s experience and skill set are well-matched with our corporate objectives, specifically our ongoing efforts to create an enterprise-wide shared-services model,” said BRE President and Chief Executive Officer Constance B. Moore. “In his past CFO positions, Henry successfully managed complex financial environments, leading integration efforts to centralize, automate and outsource core business processes. His abilities will complement the executive team and support our efforts to enhance company-wide efficiencies and productivity, and help scale the organization.”

Hirvela has more than 30 years of experience in corporate finance and operations in the health care, waste management, energy and banking industries. Prior to BRE, he served as vice president, chief financial officer of VistaCare, Inc., a publicly owned health care services company. He spent seven years as vice president, treasurer of Browning-Ferris Industries, Inc., which was acquired by Allied Waste Industries, Inc., for which he served as vice president, chief financial officer for four years. He holds a bachelor’s degree from the United States International University in San Diego, and earned an M.B.A. from the Johnson Graduate School of Management at Cornell University.

BRE  Properties,  Inc .     ●     525  Market  Street,  4th  Floor     ●     San  Francisco,  CA  94105     ●     Fax:  415.445.6505     ●     breproperties.com

About BRE Properties
BRE Properties - a real estate investment trust - develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 77 apartment communities totaling 21,808 units in California, Arizona and Washington. The company currently has 10 other properties in various stages of development and construction, totaling 3,125 units, and joint venture interests in 13 additional apartment communities, totaling 4,080 units. (Property data as of 12/31/07.)

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under acceptable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The Company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled "Risk Factors" in the company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the company’s subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The Company assumes no responsibility to update this information. For more details, please refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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BRE  Properties,  Inc .     ●     525  Market  Street,  4th  Floor     ●     San  Francisco,  CA  94105     ●     Fax:  415.445.6505     ●     breproperties.com